Exhibit 99.13(e)

KPMG LLP 1601 Market Street Philadelphia, PA 19103-2499

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-254439) on Form N-2 of our report dated December 28, 2023, with respect to the financial statements and financial highlights of abrdn Global Income Fund, Inc.

Philadelphia, Pennsylvania
January 8, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.